Exhibit 4.3
GUARANTEE AGREEMENT
BY
HONEYWELL INTERNATIONAL INC.
in favor of
THE HOLDERS,
HONEYWELL AEROSPACE INC.
and
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee for the Holders of the Notes Specified Below of
HONEYWELL AEROSPACE INC.
$1,250,000,000 3.900% Senior Notes due 2028
$1,250,000,000 4.000% Senior Notes due 2029
$500,000,000 Floating Rate Senior Notes due 2029
$2,000,000,000 4.300% Senior Notes due 2031
$1,750,000,000 4.600% Senior Notes due 2033
$3,250,000,000 4.950% Senior Notes due 2036
$1,000,000,000 5.622% Senior Notes due 2046
$3,500,000,000 5.732% Senior Notes due 2056
$1,500,000,000 5.852% Senior Notes due 2066
March 16, 2026

GUARANTEE AGREEMENT, dated as of March 16, 2026 (as amended from time to time, this “Guarantee”), made by Honeywell International Inc., a Delaware corporation (the “Guarantor”), in favor of (a) the Holders (as defined in the Indenture (as defined below)) the following securities of Honeywell Aerospace Inc., a Delaware corporation (the “Issuer”): $1,250,000,000 aggregate principal amount of 3.900% Senior Notes due 2028, $1,250,000,000 aggregate principal amount of 4.000% Senior Notes due 2029, $500,000,000 aggregate principal amount of Floating Rate Senior Notes due 2029, $2,000,000,000 aggregate principal amount of 4.300% Senior Notes due 2031, $1,750,000,000 aggregate principal amount of 4.600% Senior Notes due 2033, $3,250,000,000 aggregate principal amount of 4.950% Senior Notes due 2036, $1,000,000,000 aggregate principal amount of 5.622% Senior Notes due 2046, $3,500,000,000 aggregate principal amount of 5.732% Senior Notes due 2056 and $1,500,000,000 aggregate principal amount of 5.852% Senior Notes due 2066 (collectively, the “Notes”), (b) the Issuer and (c) Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”) under the Indenture.
WITNESSETH:
SECTION 1.    Guarantee.
The Guarantor hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to the Holders from time to time of the Notes the full and punctual payment of the principal of, premium, if any, and interest on each series of Notes, when and as the same become due and payable, whether at stated maturity, upon redemption, by declaration of acceleration or otherwise, as well as all other obligations of the Issuer to the Holders and the Trustee under the Indenture (as defined below) or the Notes and any other amounts due and owing under the Indenture (the “Obligations”), according to the terms of the Notes and as set forth in the Indenture dated as of March 16, 2026 (the “Base Indenture”), between the Issuer and the Trustee, as supplemented by the first supplemental indenture thereto, dated as of March 16, 2026 (the “First Supplemental Indenture”), and the Base Indenture and the First Supplemental Indenture, as each may be amended, modified or otherwise supplemented from time to time after the date hereof with applicability to the Notes, collectively, the “Indenture”), between the Issuer and the Trustee, and the Notes, in each case subject to any applicable grace period or notice requirement or both. The guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy, insolvency, receivership or other similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection.
SECTION 2.    Guarantee Absolute.
The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Indenture and the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Holders of the Notes with respect thereto. The liability of the Guarantor under this Guarantee shall (subject to Section 3 hereof) be absolute and unconditional irrespective of:
(a)    any invalidity, illegality or unenforceability of the Indenture, the Notes or any other agreement or instrument relating thereto;

(b)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Indenture; or
(c)    any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Issuer or a guarantor.
The obligation of the Guarantor to make any payment hereunder may be satisfied by causing the Issuer to make such payment. The Guarantor indemnifies the Trustee, jointly and severally with the Issuer to the same extent as the Issuer’s indemnity for the Trustee in Section 6.07 of the Indenture, which is incorporated herein as if fully set forth herein. Notwithstanding anything contained herein to the contrary, nothing shall be construed to impose upon the Guarantor any obligations greater than, in addition to, or other than, the obligations of the Issuer under the Indenture and the Notes.
SECTION 3.    Termination of Guarantee.
(a)    Subject to Section 3(b) hereof, this Guarantee shall terminate, and the obligations of the Guarantor under this Guarantee shall cease to exist, with respect to a particular series of Notes, upon payment in full of the Obligations with respect to such series of Notes.
(b)    Unless earlier terminated pursuant to Section 3(a) hereof, this Guarantee shall automatically and unconditionally terminate, and all obligations of the Guarantor under this Guarantee shall cease to exist, upon the distribution by the Guarantor to its stockholders of all of the shares of common stock of the Issuer (the “Spin-Off”). Upon the satisfaction of the conditions in the immediately preceding sentence, this Guarantee shall be deemed terminated, without any action on the part of the Trustee or any Holder of the Notes; provided, however, that upon delivery by the Issuer or the Guarantor to the Trustee of an officer’s certificate to the effect that such conditions have been satisfied, the Trustee shall execute any documents reasonably requested by the Issuer or the Guarantor to evidence such termination.
(c)    Notwithstanding anything to the contrary herein, including Sections 3(a) and 3(b) hereof, the Guarantor shall remain liable for any obligations with respect to a particular series of Notes that have become due and payable by the Guarantor pursuant to this Guarantee prior to the effective date of termination of this Guarantee with respect to such series of Notes.
SECTION 4.    Waiver; Subrogation.
(a)    The Guarantor hereby waives notice of acceptance of this Guarantee, diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding filed first against the Issuer, protest or notice with respect to the Notes or the indebtedness evidenced thereby and all demands whatsoever.
(b)    The Guarantor shall be subrogated to all rights of the Trustee or the Holders of any Notes against the Issuer in respect of any amounts paid to the Trustee or such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of, or based upon, such right of subrogation until all Obligations shall have been paid in full to the Trustee and the Holders.

SECTION 5.    No Waiver; Remedies.
No failure on the part of the Trustee or any Holder of any series of Notes to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
SECTION 6.    Transfer of Interest.
This Guarantee shall be binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by any Holder of Notes, the Trustee, and by their respective successors, transferees and assigns, pursuant to the terms hereof. This Guarantee shall not be deemed to create any right in, or to be in whole or in part for the benefit of any other person.
SECTION 7.    Amendment.
The Guarantor may without the consent of the Trustee or any Holder of Notes of any series amend this Guarantee at any time to register the Guarantee under the Securities Act of 1933, as amended, to qualify the Guarantee under the TIA (as defined below), in accordance with the Indenture or for any other purpose; provided, however, that if an amendment for such other purpose adversely affects the rights of the Trustee or any Holder of any series of Notes in any material respect, the prior written consent of the Trustee or each Holder affected, as the case may be, shall be required. The Trustee shall be entitled to conclusively rely (without liability and without independent investigation) on an officer’s certificate and opinion of counsel as conclusive evidence that such amendment complies with the applicable provisions of the Indenture and this Guarantee.
SECTION 8.    Governing Law.
THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICT OF LAWS PROVISIONS THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.
EACH OF THE GUARANTOR AND THE TRUSTEE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED THEREBY.

SECTION 9.    No Recourse Against Others.
A director, officer, employee, stockholder, partner or other owner of the Guarantor, as such, shall not have any liability for any obligations of the Guarantor under this Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation.
SECTION 10.    Reports by Guarantor.
The Guarantor shall file with the Trustee and the Securities and Exchange Commission (the “Commission”), and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act of 1939, as amended, as then in effect (the “TIA”), at the times and in the manner provided pursuant to the TIA; provided, however, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, shall be filed with the Trustee within 15 days after the same is so filed with the Commission. The Guarantor shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the Commission via EDGAR (or any successor electronic delivery procedure); provided, however, that the Trustee shall have no obligation to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR system (or its successor).
SECTION 11.    Separability.
In case any provision in this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.
SECTION 12.    Headings.
The section headings of this Guarantee have been inserted for convenience of reference only, are not to be considered a part of this Guarantee and shall in no way modify or restrict any of the terms or provisions hereof.
SECTION 13.    Notices, Etc., to the Guarantor.
Any request, demand, authorization, direction, notice, consent, waiver or Act (as defined in the Indenture) of Holders or other document provided or permitted by this Guarantee to be made upon, given or furnished to, or filed with, the Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Guarantor addressed to the address last furnished in writing to the Trustee by the Guarantor, or, if no such address has been furnished, to 855 South Mint Street, Charlotte, NC 28202, Attention: Thilo Huber, Vice President and Treasurer, Email: corporate.finance@honeywell.com. Where this Guarantee provides for notice to the Trustee, such notice shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed by first-class mail, via facsimile, or by PDF attachment to electronic transmission to the Trustee at 1 Columbus Circle, Trust and Securities Services, 4th Floor, Mail stop: NYC01-0417, New York, NY 10019, USA, facsimile: +1-732-578-

4635 , Attention: Corporates Team, AA8810. Each party may, in its discretion, agree to accept notices and other communications delivered or furnished to it hereunder by electronic communication pursuant to procedures approved by them, respectively, provided that approval of such procedures may be limited to particular notices or communications. Any such notices and other communications furnished by electronic communication shall be in the form of attachments in .pdf format.
SECTION 14.    Counterparts.
This Guarantee may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Guarantee and all Notes and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Guarantee or any Note or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Guarantee or the Notes or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third-party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Trustee acts on any Executed Documentation sent by electronic transmission, the Trustee will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a party has been sent by an authorized officer of such party. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

SECTION 15.    Trustee Disclaimer.
The Trustee makes no representation as to the validity, adequacy or sufficiency of this Guarantee. The recitals and statements herein are deemed to be those of the Guarantor and not the Trustee and the Trustee assumes no responsibility for the same and the Trustee does not make any representation with respect to such matters. The Trustee shall have all of the rights (including indemnification rights), powers, benefits, privileges, protections, indemnities, limitations on liability and immunities granted to the Trustee under the Indenture, all of which are incorporated herein mutatis mutandis.
SECTION 16. Sanctions.
(a) Neither the Guarantor nor its Subsidiaries (as defined in the Indenture) shall use, and the Guarantor shall use commercially reasonable efforts to procure that it and its Subsidiaries’ respective directors, officers and employees, in each case when acting on behalf of the Company or its Subsidiaries shall not use, the proceeds of any Notes (i) in furtherance of a corrupt offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of material value, to any Person (as defined in the Indenture) in a manner which constitutes (x) a violation of the Bribery Act, (y) a violation of the FCPA or (z) a material violation of any other Anti-Corruption Laws, (ii) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country (unless such activity, business or transaction would not result in a violation of applicable Sanctions by any party hereto), or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
(b) The Guarantor represents and warrants that it has implemented and maintains in effect policies and procedures designed to promote compliance by the Guarantor and its Subsidiaries with applicable Sanctions, and the Guarantor and its Subsidiaries are in compliance with applicable Sanctions in all material respects. None of the Guarantor, its Subsidiaries, or any of their respective officers or directors are Sanctioned Persons.
(c) For purposes of this Section 16, “Sanctioned Country” means, at any time, a country, region or territory which is the target of any comprehensive (but not list based) Sanctions that broadly prohibit dealings with such country, region or territory (as of the date of this Agreement, Cuba, Iran, North Korea, the Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic regions of Ukraine and non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine). “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or by the United Nations Security Council, His Majesty’s Treasury of the United Kingdom, Canada, the European Union or any EU member state, (b) any Person located, organized or resident in a Sanctioned Country to the extent such Person is subject to Sanctions or (c) any Person controlled or more than 50 percent owned by any such Person. “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, Canada, the European Union or His Majesty’s Treasury of the United Kingdom. “Bribery Act” means the United Kingdom Bribery Act of 2010. “FCPA” means the United States Foreign Corrupt Practices Act of 1977. “Anti-Corruption Laws” means all anti-bribery or anti-corruption laws and government rules and regulations of any jurisdiction applicable to the Guarantor or its Subsidiaries.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

HONEYWELL INTERNATIONAL INC.

By:	/s/ Thilo Huber
	Name:	Thilo Huber
	Title:	Vice President and Treasurer
[Signature Page to the Guarantee Agreement]

Agreed and Accepted:
HONEYWELL AEROSPACE INC.

By:	/s/ Thilo Huber
	Name:	Thilo Huber
	Title:	Treasurer and Director
[Signature Page to the Guarantee Agreement]

Agreed and Accepted:
DEUTSCHE BANK TRUST COMPANY AMERICAS
as Trustee under the Indenture

By:	/s/ Denise Kellerk
	Name:	Denise Kellerk
	Title:	Vice President

By:	/s/ Chris Niesz
	Name:	Chris Niesz
	Title:	Director
[Signature Page to the Guarantee Agreement]